Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

XTERO DATACOM INC.

CONVERTIBLE PROMISSORY NOTE

$250,000	Vancouver, British Columbia
February 9, 2007

For valued received, Xtero Datacom Inc., a private British Columbia corporation (the “Company”), the principal office of which is located at Unit 110, 998 Harbourside Drive, North Vancouver, British Columbia  V7P 3T2, hereby promises to pay to Schmitt Industries, Inc., an Oregon corporation (the “Holder”), or its registered assigns, the sum of Two Hundred Fifty Thousand Dollars (US $250,000), so much thereof as may be advanced, or any unpaid accrued interest thereon, as set forth below, to be computed on each advance from the date of its disbursement, on the earlier to occur of (i) December 31, 2008, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by wire transfer to the Holder’s account or by mail to the registered address of the Holder.

The following is a statement of the rights of the Holder of this Note and the conditions to which this convertible promissory note (this “Note”) is subject:

1.                                       Definitions.  As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i)  “Company” includes any person or entity that shall succeed to or assume the obligations of the Company under this Note.

(ii)  “Holder” shall mean any person or entity that shall at the time be the registered holder of this Note.

2.                                       Borrowing and Repayment.

2.1                                 Borrowing.  The Company may from time to time during the term of this Note borrow from Holder specific sums of money, up to and including a total of US $250,000, in accordance with the accomplishment of certain milestones as set forth in Exhibit A attached hereto.

2.2                                 Repayment.  All payments shall be made in lawful money of the United States of America at the principal office of the Holder, or at such other place or account as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable, and the remainder applied to principal.  Prepayment of principal, together with accrued interest, may not be made without Holder’s written consent prior to July 1, 2007.  If the Holder does not give notice that it intends to exercise its exclusive right to negotiate as provided for under Section 12 hereof by July 1, 2007, then the Company may prepay all or part of the principal amount and accrued interest at any time after July 1, 2007.  If the Holder gives notice of its intent to negotiate under Section 12 by July 1, 2007, then prepayment of the principal, together with accrued interest, may not be made without the Holder’s written consent prior to September 1, 2007 or such other date as may be mutually agreed to.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

3.                                       Security.  This Note is secured under the Pledge and Guaranty Agreement (the “Pledge and Guaranty Agreement”) relating to 1,500,000 shares of fully paid and nonassessable shares of common stock of the Company (the “Common Stock”), among the Holder and certain shareholders of the Company of even date herewith and attached hereto as Exhibit B.  These shareholders are guarantying the obligations of the Company hereunder only to the extent of the shares pledged as collateral under the Pledge and Guaranty Agreement.

4.                                       Indemnity; Costs, Expenses and Attorneys’ Fees.  The Company shall indemnify and hold Holder harmless from loss, cost, liability and legal or other expense, including attorney’s fees of Holder’s counsel, which Holder may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Note, any agreement executed in connection herewith or therewith any grant of or exercise of remedies with respect to any collateral at any time securing any obligations evidenced by this Note, or any agreement executed in connection herewith (collectively, “Costs”).

5.                                       Interest.

5.1                                 On December 31, 2007 and December 31, 2008, the Company shall pay interest at the rate of eight percent (8%) per annum (the “Initial Interest Rate”) on the principal of this Note outstanding during the period beginning on the date of the advance or advances of principal and ending on the date that the principal amount of this Note becomes due and payable.  If the principal amount of this Note is not paid in full when such amount becomes due and payable, interest at the Initial Interest Rate plus three percent (3%) shall continue to accrue on the balance of any unpaid principal until such balance is paid.

5.2                                 The Holder shall have the option to receive the payment of accrued interest in cash or in Common Stock.  If the Holder elects by giving written notice to the Company to have the accrued interest converted into Common Stock, the number of Conversion Shares (as defined in Section 7.1) into which the accrued interest is converted shall be determined by dividing the accrued interest to the date of conversion by the Conversion Price (as defined in Section 7.1) in effect at the time of conversion.  The initial Conversion Price shall be equal to Cdn $0.25.  The procedure for conversion of unpaid accrued interest into shares of Common Stock shall be governed in general by the provisions of Section 7.2 hereof to the extent applicable.

6.                                       Events of Default.  If any of the events specified in this Section 6 shall occur (herein individually referred to as an “Event of Default”), the Holder may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

(i)  Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;

(ii)  Any breach by the Company of any representation, warranty, or covenant in this Note; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within twenty (20) days after the earlier to occur of (a) written notice to the Company of such breach, and (b) the Company’s knowledge of such breach;

(iii)  If the Company becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding Up Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition; or

(iv)  If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

7.                                       Conversion

7.1                                 Voluntary Conversion.  In addition to the right of the Holder, at its option, to convert accrued interest into shares of Common Stock pursuant to Section 5.2 hereof, the Holder has the right, at its option, at any time prior to payment in full of the principal balance of this Note, to convert this Note (including principal and accrued interest to the date of conversion) in accordance with the provisions of Section 7.2 hereof, in whole or in part, into shares of Common Stock.  The number of shares of Common Stock into which this Note may be converted (“Conversion Shares”) shall be determined by dividing the aggregate principal amount together with all accrued but unpaid interest to the date of conversion by the Conversion Price (as defined below) in effect at the time of such conversion.  The initial Conversion Price shall be equal to Cdn $0.25.  If an Event of Default has occurred, the Holder may, so long as the Event of Default has not been cured, convert this Note (including principal and accrued interest to the date of conversion) in accordance with the provisions of this Section 7.1 and Section 7.2 hereof, provided, however, the Conversion Price shall be equal to Cdn $0.10, subject to adjustments pursuant to Section 8 hereof.

7.2                                 Conversion Procedure.

7.2.1                        Notice of Conversion Pursuant to Section 7.1.  Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 7.1, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

7.2.2                        Mechanics and Effect of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal that is not so converted, such payment to be in the form as provided below. Upon the conversion of this Note pursuant to Section 7.1 above, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to the Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. In the event of any conversion of this Note pursuant to Section 7.1 above, such conversion shall be deemed to have been made immediately prior to the closing of the issuance and sale of such Common Stock and on and after such date the Holder entitled to receive the shares of such Common Stock issuable upon such conversion shall be treated for all purpose as the record Holder of such shares.  Upon conversion of this Note, the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid or unconverted to and including the date of such conversion.

8.                                       Conversion Price Adjustments.

8.1                                 Adjustments for Stock Splits and Subdivisions.  If the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

8.2                                 Adjustments for Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

8.3                                 Notices of Record Date, etc.  The Company will mail to the Holder at least ten (10) days prior to the earliest date specified therein, a notice specifying (i) the record date for the purpose of dividends, distributions or rights as described in Section 8.3.1, and the amount and character of such dividend, distribution or right; and (ii) the date on which any reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up as described in Section 8.3.2 or 8.3.3, as the case may be, is expected to become effective and the record date for determining stockholders entitled to vote thereon, upon the occurrence of the following events (as applicable):

8.3.1                        Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

8.3.2                        Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the

Company; or

8.3.3                        Any voluntary or involuntary dissolution, liquidation or winding up of the Company.

8.4                                 Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

9.                                       Representations and Warranties of the Company.  The Company hereby represents and warrants to the Holder that:

9.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the province of British Columbia and has all requisite corporate power and authority to carry on its business as now conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

9.2                                 Capitalization and Voting Rights.

(a)                                  The authorized capital of the Company consists solely of 100,000,000 Class “A” Voting Common Shares without par value and 50,000,000 Class “B” Non-Voting Preferred Shares with a par value of Cdn $1.00 each.

(b)                                 The outstanding shares of capital stock of the Company are owned by the shareholders and in the numbers specified in Exhibit C hereto.

(c)                                  The outstanding shares of capital stock of the Company are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of applicable securities laws or pursuant to valid exemptions therefrom.

(d)                                 Except for the conversion privileges of this Note, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock except for those common shares to be issued upon conversion of debt to common shares and other financial obligations to those individuals or companies specified in Exhibit C hereto.  The Company is not a party or subject to any agreement or understanding, and, to the best of the

Company’s knowledge, there is no agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company except for those common shares to be issued upon conversion of debt to common shares and other financial obligations to those individuals or companies specified in Exhibit C hereto.

9.3                                 Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

9.4                                 Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Note, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of this Note and the Common Stock issuable upon conversion of this Note has been taken, and this Note constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

9.5                                 Valid Issuance of Common Stock.  The Common Stock issuable upon conversion of this Note has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Note, the Constating Documents (as defined below) and under applicable securities laws.

9.6                                 Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, provincial or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Note.

9.7                                 Offering.  Subject in part to the truth and accuracy of the Holder’s representations set forth in Section 10 of this Agreement, the issuance of this Note is exempt from the registration requirements of any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

9.8                                 Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Note, or the right of the Company to enter into this Note, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.  The Company is not a party to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

9.9                                 Patents and Trademarks.  To its knowledge, the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Note, nor the carrying on of the Company’s business by the employees of the Company, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

9.10                           Compliance With Other Instruments.  The Company is not in violation or default of any provision of its articles or bylaws (the “Constating Documents”), or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Note, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

9.11                           Agreements; Action.

9.11.1                  There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

9.11.2                  There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of Cdn $10,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services.

9.11.3                  The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as disclosed in writing to the Holder, incurred any indebtedness for money borrowed or any other liabilities individually in excess of Cdn $1,000 or, in the case of indebtedness and/or liabilities individually less than Cdn $1,000, in excess of Cdn $2,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

9.11.4                  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under the Constating Documents that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

9.12                           Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

9.13                           Environmental and Safety Laws.  To the best of its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

9.14                           Registration Rights.  The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

9.15                           Corporate Documents.  The Constating Documents of the Company are in the form previously provided to the Holder.

9.16                           Title to Property and Assets.  The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

9.17                           Minute Books.  The minute books of the Company provided to the Holder contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

9.18                           Financial Statements.  Promptly upon their availability, the Company agrees to deliver to the Holder its unaudited financial statements (balance sheet and profit and loss statement and, if prepared, statement of stockholders’ equity and statement of cash flows including notes thereto) at December 31, 2006 and for the nine months then ended and at March 31, 2007 and for the fiscal year then ended (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles.  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under  Canadian GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

10.                                 Representations and Warranties of the Holder.  The Holder hereby represents and warrants that:

10.1                           Authorization.  The Holder has full power and authority to enter into this Note, and the Note constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

10.2                           Purchase Entirely for Own Account.  This Note is made with the Holder in reliance upon the Holder’s representation to the Company that this Note and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Note, the Holder further represents that it is purchasing the Note and the Securities, if any, as principal and it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

10.3                           Disclosure of Information.  The Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase this Note.  The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Note and the business, properties, prospects and financial condition of the Company.

10.4                           Investment Experience.  The Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note.  The Holder also represents it has not been organized for the purpose of acquiring this Note.

10.5                           U.S. Securities Exemption - Accredited Investor.  The Holder is an “accredited investor” within the meaning of U.S. Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

10.6                           Canadian Securities Exemption - Accredited Investor. The Holder is an “accredited investor” as defined in National Instrument 45-106 – Prospectus and Registration Exemptions (“NI 45–106”) such that one or more of the categories set forth in Exhibit D correctly and in all respects describes it, and the Holder has so indicated by checking the box opposite each category on such Exhibit D which so describes it and the Holder acknowledges that by signing this Note it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct and it was not created or formed or used solely for the purpose of purchasing or holding the Note as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” as set forth in NI 45-106.

10.7                           Restricted Securities.  The Holder understands that the Securities it is purchasing are characterized as “restricted securities” under the applicable Canadian and U.S. securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under applicable securities laws, only in certain limited circumstances.

10.8                           Legends.  The Holder understands that the certificates evidencing the Securities may bear one or more legends, including one in substantially the following form:

“These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to a valid exemption of such Act.”

11.                                 Covenants of the Company.  The Company hereby covenants and agrees, so long as this Note remains unpaid or the Holder owns Common Stock, as follows:

11.1                           Basic Financial Information.  The Company will furnish the following reports to the Holder:

11.1.1                  As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with Canadian GAAP consistently applied.

11.1.2                  As soon as practical after the end of each month and in any event within fifteen (15) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month and consolidated statements of income and cash flows of the Company and its subsidiaries, for each month and for the current fiscal year of the Company to date, all subject to normal year-end accounting adjustments, prepared in accordance with Canadian GAAP consistently applied.

11.2                           Compliance with Requirements of Government Authorities.  The Company and its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses or to their respective properties or assets.

11.3                           Maintenance of Corporate Existence, etc.  The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their respective businesses.

11.4                           Indebtedness.  The Company shall not, without the prior approval of the Holder, incur any indebtedness in excess of Cdn $50,000, other than trade credit, bank financing or convertible debt incurred for financing business operations, each incurred in the ordinary course of business, but only so long as this Note remains unpaid (without regard to whether the Holder owns Common Stock).

11.5                           Use of Loan Proceeds.  The money advanced by the Holder to the Company pursuant to this Note shall be used by the Company for general operations, working capital and prosecution of patents, all as agreed to in advance by the Holder.

11.6                           Issuance of Additional Shares.  The Company shall not, without the Holder’s prior written consent, issue, other than to unaffiliated third parties at arm’s length, any shares of Common Stock at a price less than Cdn $0.25 per share so long as any principal or interest accrued on this Note remains unpaid.

11.7                           Termination of Covenants.  The covenants set forth in this Section 11 shall terminate and be of no further force and effect after the closing of the first sale of Common Stock of the Company to the public effected pursuant to a registration statement declared effective by the SEC or pursuant to a prospectus receipted by applicable Canadian regulatory authorities.

12.                                 Exclusive Right to Negotiate.  The Company and the Holder acknowledge that it is contemplated that field testing of the Company’s product will be conducted during the period from April to May 2007, with the goal of determining its commercial viability.  The Company agrees to disclose to the Holder the results of the testing promptly as they become available.  The Holder shall have a period of 30 days after the final results of the testing are disclosed to the Holder to notify the Company that it intends to negotiate with the Company regarding the financing and commercialization of the Xtero product.  Following the giving of such notice by the Holder, the Holder shall have the exclusive right for a period of 90 days after the final results of the testing are disclosed to the Holder to negotiate with the Company regarding the financing and commercialization of the Xtero product, including but not limited to alternatives such as a joint venture and/or equity funding, provided that such period shall expire on September 1, 2007.

The Company and the Holder agree to conduct any such negotiations in good faith and agree that the period during which the Holder has the exclusive right to negotiate with the Company may be extended by mutual agreement of the Company and the Holder.

13.                                 Assignment.  Subject to the restrictions on transfer described in Section 15 below, the rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

14.                                 Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only upon the written agreement of the Company and the Holder.

15.                                 Transfer of Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of the Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any law then in effect).  Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify the Holder that it may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with all applicable securities laws, unless in the opinion of counsel for the Company such legend is not required.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

16.                                 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days (5) after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with an overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the party at the address as set forth herein or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

17.                                 No Stockholder Rights.  Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

18.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, excluding that body of law relating to conflict of laws.

IN WITNESS WHEREOF, the Company has caused this Note to be issued this 9th day of February, 2007.

XTERO DATACOM INC.

By:	/s/
David S. Peachey, President

Acknowledged and Agreed to:

SCHMITT INDUSTRIES, INC.

By:	/s/
Wayne A. Case, President
February 12, 2007

Address:

2765 NW Nicolai Street
Portland, Oregon 97210

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

To:	Xtero Datacom Inc.
Suite 2000, 1066 West Hastings Street
Vancouver, British Columbia V6E 3X2

The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of Xtero Datacom Inc., to the extent of $                       unpaid principal amount of such Note, and requests that the certificate for such shares be issued in the name of, and delivered to, Schmitt Industries, Inc., whose address is 2765 NW Nicolai Street, Portland, Oregon 97210.

Dated: , 200

Schmitt Industries, Inc.

By:

Its:

EXHIBIT A

MILESTONES AND ADVANCES

1.                                       First Advance:  $125,000 US Dollars to be made by the Holder to the Company concurrently with the execution of the Note.

2.                                       Milestones for Further Advances:

a.                                       25 Beta units completed and ready for shipment by February 10, 2007.

b.                                      Finalization of all Beta sites by February 15, 2007.

c.                                       Install 25 Beta units by February 28, 2007.

d.                                      If the Milestones set forth in sections 2 (a) to (c) are accomplished then upon the delivery of written notice by the Company to the Holder, the Holder will advance an additional $75,000 US Dollars to the Company by March 15, 2007.

e.                                       The delivery of a written report by the Company to the Holder by May 31, 2007 regarding the operational results of the performance of the 25 Beta units in the field for a 60 to 90 day period.

f.                                         If the milestone set forth in section 2(e) is accomplished then upon the delivery of written notice by the Company to the Holder, the Holder will advance an additional $50,000 US Dollars to the Company by June 15, 2007.

EXHIBIT B

PLEDGE AND GUARANTY AGREEMENT

This PLEDGE AND GUARANTY AGREEMENT (this “Agreement”), dated as of February 9, 2007, is among David S. Peachey and Trevor Nelson (the “Pledgors”) and Schmitt Industries, Inc., an Oregon corporation (the “Secured Party”).

RECITALS

A.                                   Xtero Datacom Inc., a private British Columbia corporation (the “Company”) executed and delivered a promissory note of even date to the Secured Party in the principal amount of US $250,000 (the “Note”).

B.                                     The Pledgors wish to guaranty the obligations of the Company under the Note but only to the extent of the collateral identified in Section 1 below.

C.                                     The parties wish to enter into this Agreement to secure payment of the Note.

AGREEMENT

The parties agree as follows:

SECTION 1.                                                        GUARANTY AND GRANT OF SECURITY INTEREST

The Pledgors hereby guaranty the Obligations (as defined in Section 2 hereof) and grant to the Secured Party a security interest in a total of 1,500,000 shares (the “Shares”) of the common stock of the Company and all proceeds of the Shares, provided, however, that the guaranty set forth in this Section 1 is limited to the Shares and is no recourse to the Shareholders.

SECTION 2.                                                        OBLIGATIONS

The obligations secured by this Agreement (the “Obligations”) are the obligations of the Company in the Note and of the Pledgors in this Agreement, including without limitation the obligation of the Company to make all payments on the Note.

SECTION 3.                                                        DELIVERY OF CERTIFICATES FOR SHARES

The Pledgors have delivered to the Secured Party stock certificates nos.        evidencing the Shares (the “Certificates”), together with stock powers endorsed in blank, to hold subject to the terms of this Agreement.

SECTION 4.                                                        CARE OF CERTIFICATES

The Secured Party shall take reasonable care in the custody and preservation of the

Certificates.  On performance in full of all obligations secured by this Agreement, the Secured Party shall deliver the Certificates to the Pledgors, together with the stock power endorsed by the Pledgors in blank.

SECTION 5.                                                        PLEDGORS’ REPRESENTATIONS AND WARRANTIES

The Pledgors represent and warrant to the Secured Party that:

(a)                                  The Pledgors are the owner of the Shares, free and clear of liens, encumbrances, or other matters that might affect title to the Shares;

(b)                                 The authorized capital stock of the Company consists of              shares of common stock, Cdn $           par value, of which              Shares are outstanding, validly issued, fully paid, and nonassessable; and

(c)                                  The Pledgors have full power to transfer the Shares, and on that transfer, the transferee shall take title to the Shares, free and clear of any claims, liens, encumbrances, or security interests, through the Secured Party.

SECTION 6.                                                        COVENANTS OF PLEDGORS WITH RESPECT TO SHARES

The Pledgors agree that:

(a)                                  The Pledgors shall not allow or grant any other lien or security interest with respect to the Shares;

(b)                                 The Pledgors shall procure, execute, and deliver from time to time any endorsements, assignments, financing statements, and other writings deemed necessary or appropriate by the Secured Party to perfect, maintain, and protect the Secured Party’s security interest in the Shares and its priority; and

(c)                                  The Pledgors shall not transfer or attempt to transfer, whether by sale, gift, or otherwise, any ownership interest in the Shares without the Secured Party’s prior written approval.

SECTION 7.                                                        AUTHORIZED ACTION BY SECURED PARTY; PROXY

The Pledgors irrevocably appoint the Secured Party as attorney-in-fact and grant the Secured Party a proxy to do (but the Secured Party shall not be obligated and shall incur no liability to the Pledgors or any third party for failure to do so), after and during the continuance of an Event of Default (as defined in Section 9), any act that the Pledgors are obligated by this Agreement to do and to exercise the rights and powers that the Pledgors might exercise with respect to the Shares.  With respect to voting the Shares, this section constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until all obligations secured under this Agreement are performed in full.

SECTION 8.                                                        VOTING SHARES; CUSTODY OF CERTIFICATES

8.1                                 Subject to Section 6, as long as no Event of Default has occurred, the Pledgors shall be entitled to vote the Shares.

8.2                                 If at any time or from time to time, with respect to the Shares, the Pledgors receive or become entitled to receive any dividend or any other distribution, whether in securities or other property, for any reason, including, without limitation, liquidation, stock split, spin-off, split-up, reclassification, combination of shares, or the like, or in the event of any reorganization, consolidation, or merger, the Pledgors shall immediately deliver to the Secured Party all such dividends or other distributions, in pledge, as additional security under this Agreement. Notwithstanding the above, the Pledgors may retain a cash dividend as long as no Event of Default exists.  The Pledgors shall immediately notify the Company to deliver all such dividends or distributions directly to the Secured Party.  The Secured Party may endorse, in the name of the Secured Party or the Pledgors, any and all instruments by which any payment on the obligations may be made and may take any action that the Secured Party may deem appropriate from time to time, in the Secured Party’s name or in the name of Pledgors, to enforce collection of the obligations. For this purpose, the Pledgors appoint the Secured Party as their attorney-in-fact, under a power coupled with an interest, with full power of substitution.

SECTION 9.                                                        EVENTS OF DEFAULT

Any one or more of the following events constitutes an event of default (“Event of Default”):

(a)                                  The failure by the Company to pay when due any amount due under the Note or the failure of the Company to perform any other obligation under the Note;

(b)                                 A breach of or the failure to perform any of the terms of this Agreement, including, without limitation, the representations and warranties contained in Section 5 and the covenants contained in Section 6; or

(c)                                  The occurrence of a default under any agreement of the Company evidencing an obligation of the Company for borrowed money.

SECTION 10.                                                  REMEDIES ON DEFAULT

On the occurrence of any Event of Default, the Secured Party may, in its sole discretion, with or without further notice to the Pledgors, and in addition to all rights and remedies at law or in equity or otherwise:

(a)                                  Declare the entire balance of the Note immediately due and payable;

(b)                                 Register in the Secured Party’s name any or all of the Shares;

(c)                                  Exercise the Secured Party’s proxy rights with respect to all or a portion of the

Shares, in which event the Pledgors agree to deliver promptly to the Secured Party further evidence of the grant of the proxy in any form requested by the Secured Party; and

(d)                                 Sell or otherwise dispose of the Shares in accordance with Section 11.

SECTION 11.                                                  SALE ON DEFAULT

The Pledgors acknowledge that the Shares are restricted, unregistered stock that is difficult to value and for which no public market exists.  The Pledgors acknowledge that the Shares are not listed for trading on any stock exchange.  Without limiting rights and remedies otherwise available to the Pledgors, the parties agree that compliance with the following steps shall satisfy requirements of a commercially reasonable sale:

(a)                                  The sale may be either a public or a private sale, at the Secured Party’s discretion, and it may be for all or any portion of the Shares;

(b)                                 The Secured Party shall set a date for public sale of the Shares, or a date after which a private sale may occur, which date shall be not less than 30 days after the date the notice of the sale is given to the Pledgors, and the Secured Party shall send written notification to the Pledgors in advance regarding the date and the time of the public sale or the date after which a private sale may occur;

(c)                                  Any public sale shall take place at a site in Oregon selected by the Secured Party;

(d)                                 Immediately on request, the Pledgors shall provide the Secured Party with information requested by the Secured Party for compliance with state or federal securities laws; and

(e)                                  At any sale of any of the Shares, the Secured Party may restrict the prospective bidders or purchasers to persons or entities who, by certain representations made by them, would render registration of the sale under state or federal securities laws unnecessary.

SECTION 12.                                                  ASSIGNMENT

The rights and obligations of the Pledgors and the Secured Party shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

SECTION 13.                                                  WAIVER AND AMENDMENT

Any provision of this Agreement may be amended, waived or modified only upon the written agreement of the Pledgors and the Secured Party.

SECTION 14.                                                  ATTORNEYS FEES

If any arbitration, suit, or action is instituted to interpret or enforce the provisions of this Agreement, to rescind this Agreement, or otherwise with respect to the subject matter of this Agreement, the party prevailing on an issue will be entitled to recover with respect to such issue, in addition to costs, reasonable attorney fees incurred in the preparation, prosecution, or defense of such arbitration, suit, or action as determined by the arbitrator or trial court, and if any appeal is taken from such decision, reasonable attorney fees as determined on appeal.

SECTION 15.                                                  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, excluding that body of law relating to conflict of laws.

The parties enter into this Agreement as of the date first written above.

PLEDGORS:	SECURED PARTY:

Schmitt Industries, Inc.,
/s/ Trevor Nelson	an Oregon corporation

/s/ David Peachey	By:	/s/ Wayne A. Case
Wayne A. Case, President
February 12, 2007

EXHIBIT C

COMPANY SHAREHOLDERS

(List of Company’s stockholders omitted.  Registrant agrees to furnish supplementally a copy of this omitted Exhibit to the Commission upon request.)

EXHIBIT D

To be completed by the Holder all Subscribers that are an Accredited Investor under NI 45-106

The Holder is subject to the securities legislation of British Columbia and is an “accredited investor”, as such term is defined in section 1.1 of National Instrument 45-106, and the Holder falls within one or more of the following categories (please check one or more, as applicable):

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph(d);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(k)

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds]

of NI 45-106; or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)

An investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

☐	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force.

For the purposes of this Exhibit D, the following definitions are included for convenience:

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means

(a)                                  an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)                                 a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility advisor” means

(a)                                  a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(b)                                 in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)                                     have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)                                  have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means

(a)                                  cash,

(b)                                 securities, or

(c)                                  a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 – Investment Fund Continuous Disclosure;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means

(a)                                  the Executive Director, as defined under section 1 of the Securities Act (British Columbia); and

(b)                                 such other person as is referred to in Appendix D of National Instrument 14-101 – Definitions;

“related liabilities” means

(a)                                  liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)                                 liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means

(a)                                  for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission; and

(b)                                 for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 – Definitions;

“securities regulatory authority” means

(a)                                  the British Columbia Securities Commission; and

(b)                                 in respect of any local jurisdiction other than British Columbia, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 – Definitions;

“spouse” means, an individual who,

(a)                                  is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)                                 is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)                                  in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Audit Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

“voting security” means a security of an issuer that:

(a)                                  is not a debt security; and

(b)                                 carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

An issuer is considered to be affiliated with another issuer if:

(a)                                  one of them is the subsidiary of the other; or

(b)                                 each of them is controlled by the same person.

A person is considered to beneficially own securities that:

(a)                                  for the purposes of Saskatchewan, British Columbia, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, Northwest Territories and Nunavut securities law, are beneficially owned by

(i)                                     an issuer controlled by that person; or

(ii)                                  an affiliate of that person or an affiliate of an issuer controlled by that person;

(b)                                 for the purposes of Alberta securities law, are beneficially owned by

(i)                                     a company controlled by that person or an affiliate of that company;

(ii)                                  an affiliate of that person; or

(iii)                               through a trustee, legal representative, agent or other intermediary of that person.

A person (first person) is considered to control another person (second person) if:

(a)                                  the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)                                 the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)                                  the second person is a limited partnership and the general partner of the limited partnership is the first person.